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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-107513) pertaining to the 2003 Stock Option Plan of NTL Incorporated (formerly NTL Communications Corp.) of our report dated March 3, 2004, with respect to the consolidated financial statements and schedules of NTL Incorporated (formerly NTL Communications Corp.), and subsidiaries, and its predecessor included in the Form 10-K for the year ended December 31, 2003.

London, United Kingdom
March 8, 2004

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  Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS